UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2018

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in Its Charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200
San Mateo, CA 94403
 (Address of principal executive offices, including zip code)

(650) 655-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Essex Property Trust, Inc.	Emerging growth company	☐
Essex Portfolio, L.P	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On January 17, 2018, Essex Portfolio, L.P. (the “Operating Partnership”), the operating partnership of Essex Property Trust, Inc. (the “Company”), entered into a Second Amended and Restated Revolving Credit Agreement (the “A&R Revolving Credit Facility”), with PNC Bank, National Association, as Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders named therein. The A&R Revolving Credit Facility amends and restates and replaces the prior Amended and Restated Credit Agreement dated September 16, 2011, as amended (the “Prior Facility”) with PNC Bank, National Association, as Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders named therein.

The A&R Revolving Credit Facility increases the maximum amount available for borrowings from $1.0 billion (under the Prior Facility) to $1.2 billion, and includes an accordion feature pursuant to which the Company could expand the amount to $1.5 billion, subject to certain specified conditions.

The A&R Revolving Credit Facility also amends the Prior Facility to decrease the applicable interest rate paid on borrowings. The interest rate paid on borrowings, which is based on a tiered rate structure tied to the Company’s corporate ratings, was reduced from LIBOR plus 0.90% (under the Prior Facility) to LIBOR plus 0.875%, and the annual facility fee remained at 15 basis points per annum on the total amount of lending commitments under the A&R Revolving Credit Facility. Both the interest rate and the facility fee are subject to adjustment based upon changes to the Company’s credit ratings.

Additionally, the A&R Revolving Credit Facility extends the maturity date to December 31, 2021, with an option to extend the maturity date by 18 months subject to specified conditions and subject to the payment of an extension fee.  The agreement provides for acceleration of all amounts outstanding upon the occurrence and continuation of certain events of default.

The foregoing description of certain terms of the A&R Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Revolving Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Second Amended and Restated Revolving Credit Agreement dated as of January 17, 2018 by and among Essex Portfolio, L.P., PNC Bank, National Association, as Administrative Agent and L/C Issuer and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date: January 18, 2018	ESSEX PROPERTY TRUST, INC.

/s/ Angela L. Kleiman
	Name:	Angela L. Kleiman
	Title:	Executive Vice President & Chief Financial Officer

ESSEX PORTFOLIO, L.P.

	By:	Essex Property Trust, Inc.
	Its:	General Partner

/s/ Angela L. Kleiman
	Name:	Angela L. Kleiman
	Title:	Executive Vice President & Chief Financial Officer